Exhibit C-1
רשומות ספר החוקים כ' באב התשפ"ג 3088 7 באוגוסט 2023 עמוד חוק התקציב לשנת הכספים ,2024 התשפ"ג2023- ̧ 732

732 םיקוחה רפס רפס 3088, םיקוחה רפסקוחה רפס התוכן עמוד תוספת ראשונה תקציב רגיל ריכוז התוספת הראשונה 735 נשיא המדינה ולשכתו 739 הכנסת 740 משרד ראש הממשלה 741 משרד האוצר 743 משרד הפנים 744 המשרד לביטחון הפנים 745 משרד המשפטים 746 משרד החוץ 748 מטה לביטחון לאומי 749 גמלאות ופיצויים 750 הוצאות שונות 751 בחירות ומימון מפלגות 752 משרד הביטחון 753 הוצאות חירום אזרחיות 754 תיאום הפעולות בשטחים 755 הרשויות המקומיות 756 מדע, תרבות וספורט 757 משרד החינוך 758 ההשכלה הגבוהה 760 המשרד לשירותי דת 761 משרד הרווחה 762 משרד הבריאות 764 הרשות לניצולי השואה 766 המשרד להגנת הסביבה 767 הקצבות לביטוח לאומי 768 משרד הבינוי והשיכון 769 משרד העלייה והקליטה 770 הוצאות ביטחוניות שונות 771 משרד החקלאות 772 משרד האנרגיה 773 הוועדה לאנרגיה אטומית 774 התוכן עמוד תעסוקה 775 משרד התיירות 777 כלכלה ותעשייה 778 משרד התקשורת 779 משרד התחבורה 780 רשות ממשלתית למים וביוב 781 מענקי בינוי ושיכון 782 המרכז למיפוי ישראל 783 תשלום ריבית ועמלות 784 חוק חיילים משוחררים 785 רזרבה כללית 786 דיור ממשלתי 787 המשטרה ובתי הסוהר 788 משפטים ובתי משפט 789 רשויות פיקוח 790 חינוך 792 בריאות 793 רשות האוכלוסין 794 שיכון 795 מפעלי מים 796 תעשייה 797 תיירות 798 תחבורה 799 הוצאות פיתוח אחרות 800 תשלום חובות 801 תוספת שנייה תקציב מפעלים עסקיים ריכוז התוספת השנייה 802 מפעלי משרד ראה"מ והאוצר 803 בתי חולים לבריאות הנפש 805 בתי חולים ממשלתיים 807 נמל חדרה 812 רשות מקרקעי ישראל 814 ספר החוקים ,3088 כ' באב התשפ"ג, 7.8.2023 תוכן תקציב 2024

םיקוחה רפס רפס 3088, םיקוחה רפסקוחה רפס 733 חוק התקציב לשנת הכספים ,2024 התשפ"ג2023-* פרק א': פרשנות הגדרות .1 )א( בחוק זה - ; 1 "חוק יסודות התקציב" - חוק יסודות התקציב, התשמ"ה1985- "סעיף תקציב" - סעיף בתוספת הראשונה או בתוספת השנייה הקובע את ההוצאות של משרד ממשלתי, של רשות ציבורית או של גוף ציבורי או של נושא בעל היקף או חשיבות המצדיקים את קביעתו בסעיף נפרד, המחולק לתחומי פעולה לפי הצורך; "שנת הכספים 2024" - התקופה המתחילה ביום כ' בטבת התשפ"ד )1 בינואר 2024( ומסתיימת ביום ל' בכסלו התשפ"ה )31 בדצמבר 2024(; "תחום פעולה" - חלק של סעיף תקציב המוקצה לעניין מסוים, המחולק לתוכניות לפי הצורך; "תוכנית" - חלק של תחום פעולה המוקצה לעניין מסוים. )ב( לכל מונח אחר בחוק זה תהיה המשמעות הנודעת לו בחוק יסודות התקציב. פרק ב': התקציב לשנת הכספים 2024 תקציב ההוצאה לשנת הכספים 2024 ..2 )א( הממשלה רשאית להוציא בשנת הכספים 2024 סכום של 653,689,095,000 שקלים חדשים )להלן - תקציב ההוצאה לשנת 2024(, המורכב מתקציב רגיל בסך 448,960,898,000 שקלים חדשים ומתקציב פיתוח וחשבון הון בסך 204,728,197,000 שקלים חדשים. )ב( חלוקת תקציב ההוצאה לשנת 2024 לסעיפי תקציב, לתחומי פעולה ולתוכניות, תהיה כמפורט בתוספת הראשונה, בטור שכותרתו "הוצאה". תקציב ההוצאה המותנית בהכנסה לשנת הכספים 2024 ..3 )א( נוסף על תקציב ההוצאה לשנת ,2024 רשאית הממשלה להוציא בשנת הכספים ,2024 כהוצאה מותנית בהכנסה כמשמעותה בסעיף 5)א( ו–)ב( לחוק יסודות התקציב )להלן - תקציב ההוצאה המותנית בהכנסה לשנת 2024(, סכום של 48,176,229,000 שקלים חדשים, המורכב מתקציב רגיל בסך 35,999,545,000 שקלים חדשים ומתקציב פיתוח וחשבון הון בסך 12,176,684,000 שקלים חדשים. )ב( חלוקת תקציב ההוצאה המותנית בהכנסה לשנת 2024 לסעיפי תקציב, לתחומי פעולה ולתוכניות, תהיה כמפורט בתוספת הראשונה, בטור שכותרתו "הוצאה מותנית בהכנסה". הרשאה להתחייב לשנת הכספים 2024 ..4 הממשלה רשאית להתחייב בשנת הכספים ,2024 בגבולות הסכומים הנקובים בתוספת הראשונה ביחס לכל סעיף תקציב, תוכנית ותחום פעולה, בטור שכותרתו "הרשאה להתחייב". שיא כוח אדם לשנת הכספים 2024 95,574 משרות. .5 )א( הממשלה רשאית, בשנת הכספים ,2024 למלא משרות עד לשיא כוח אדם של )ב( חלוקת שיא כוח האדם האמור בסעיף קטן )א( לסעיפי תקציב, לתחומי פעולה ולתוכניות, תהיה כמפורט בתוספת הראשונה, בטור שכותרתו 'שיא כוח אדם" ובטור שכותרתו "משרות עב"צ )עבודה בלתי צמיתה(". * התקבל בכנסת ביום ד' בסיוון התשפ"ג )24 במאי 2023( ]בישיבה שהחלה ביום ב' בסיוון התשפ"ג )22 במאי 2023([; הצעת החוק ודברי הסבר פורסמו בהצעות חוק הממשלה - ,1611 מיום א' בניסן התשפ"ג )23 במרץ 2023(, עמ' .266 1 ס"ח התשמ"ה, עמ' .60

734 םיקוחה רפס רפס 3088, םיקוחה רפסקוחה רפס מפעלים עסקיים - תקציב, הרשאה להתחייב, שיא כוח אדם ותחזית תקבולים לשנת הכספים 2024 ..6 )א( נוסף על תקציב ההוצאה לשנת 2024 ועל תקציב ההוצאה המותנית בהכנסה לשנת ,2024 רשאית הממשלה להוציא בשנת הכספים 2024 במסגרת תקציב מפעלים עסקיים סכום של 34,476,374,000 שקלים חדשים; חלוקת הסכום האמור לסעיפי תקציב, לתחומי פעולה ולתוכניות, תהיה כמפורט בתוספת השנייה, בטור שכותרתו "הוצאה". )ב( נוסף על ההרשאה להתחייב כאמור בסעיף ,4 רשאית הממשלה בשנת הכספים 2024 להתחייב במסגרת תקציב מפעלים עסקיים, בגבולות הסכומים הנקובים בתוספת השנייה ביחס לכל סעיף תקציב, תחום פעולה ותוכנית, בטור שכותרתו "הרשאה להתחייב". )ג( נוסף על מספר המשרות שהממשלה רשאית למלא בשנת הכספים 2024 לפי סעיף 5)א(, רשאית הממשלה בשנת הכספים 2024 למלא משרות במפעלים עסקיים עד לשיא כוח אדם של 36,379 משרות; חלוקת שיא כוח האדם האמור לסעיפי תקציב, לתחומי פעולה ולתוכניות, תהיה כמפורט בתוספת השנייה, בטור שכותרתו "שיא כוח אדם" ובטור שכותרתו "משרות עב"צ )עבודה בלתי צמיתה(". )ד( תחזית התקבולים לכיסוי תקציב המפעלים העסקיים בשנת הכספים ,2024 היא כמפורט בתוספת השנייה. פרק ג': הוראות שונות תחולת חוק יסודות התקציב הנקובים בחוק זה ובאופן חלוקתם ייעשה בהתאם להוראות החוק האמור. .7 אין בהוראות חוק זה כדי לגרוע מהוראות חוק יסודות התקציב, וכל שינוי בסכומים תחילה .8 תחילתו של חוק זה ביום כ' בטבת התשפ"ד )1 בינואר 2024(. ..9 חוק זה יפורסם ברשומות בתוך שלושה חודשים מיום קבלתו. פרסום

םיקוחה רפס רפס 3088, םיקוחה רפסקוחה רפס 735 תוספת ראשונה )סעיפים 1 עד 5(

פס 3088, םיקוחה רפסקוחה רפס ר ה רפס 736 םיקוח

םיקוחה רפס רפס 3088, םיקוחה רפסקוחה רפס 737

פס 3088, םיקוחה רפסקוחה רפס ר ה רפס 73 םיקוח 8

םיקוחה רפס רפס 3088, םיקוחה רפסקוחה רפס 739

פס 3088, םיקוחה רפסקוחה רפס ר ה רפס 740 םיקוח

םיקוחה רפס רפס 3088, םיקוחה רפסקוחה רפס 741

פס 3088, םיקוחה רפסקוחה רפס ר ה רפס 742 םיקוח

םיקוחה רפס רפס 3088, םיקוחה רפסקוחה רפס 743

פס 3088, םיקוחה רפסקוחה רפס ר ה רפס 744 םיקוח

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פס 3088, םיקוחה רפסקוחה רפס ר ה רפס 746 םיקוח

םיקוחה רפס רפס 3088, םיקוחה רפסקוחה רפס 747

פס 3088, םיקוחה רפסקוחה רפס ר ה רפס 74 םיקוח 8

םיקוחה רפס רפס 3088, םיקוחה רפסקוחה רפס 749

פס 3088, םיקוחה רפסקוחה רפס ר ה רפס 750 םיקוח

םיקוחה רפס רפס 3088, םיקוחה רפסקוחה רפס 751

פס 3088, םיקוחה רפסקוחה רפס ר ה רפס 752 םיקוח

םיקוחה רפס רפס 3088, םיקוחה רפסקוחה רפס 753

פס 3088, םיקוחה רפסקוחה רפס ר ה רפס 754 םיקוח

םיקוחה רפס רפס 3088, םיקוחה רפסקוחה רפס 755

פס 3088, םיקוחה רפסקוחה רפס ר ה רפס 756 םיקוח

םיקוחה רפס רפס 3088, םיקוחה רפסקוחה רפס 757

פס 3088, םיקוחה רפסקוחה רפס ר ה רפס 75 םיקוח 8

םיקוחה רפס רפס 3088, םיקוחה רפסקוחה רפס 759

פס 3088, םיקוחה רפסקוחה רפס ר ה רפס 760 םיקוח

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פס 3088, םיקוחה רפסקוחה רפס ר ה רפס 762 םיקוח

םיקוחה רפס רפס 3088, םיקוחה רפסקוחה רפס 763

פס 3088, םיקוחה רפסקוחה רפס ר ה רפס 764 םיקוח

םיקוחה רפס רפס 3088, םיקוחה רפסקוחה רפס 765

פס 3088, םיקוחה רפסקוחה רפס ר ה רפס 766 םיקוח

םיקוחה רפס רפס 3088, םיקוחה רפסקוחה רפס 767

פס 3088, םיקוחה רפסקוחה רפס ר ה רפס 76 םיקוח 8

םיקוחה רפס רפס 3088, םיקוחה רפסקוחה רפס 769

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םיקוחה רפס רפס 3088, םיקוחה רפסקוחה רפס 773

פס 3088, םיקוחה רפסקוחה רפס ר ה רפס 774 םיקוח

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פס 3088, םיקוחה רפסקוחה רפס ר ה רפס 776 םיקוח

םיקוחה רפס רפס 3088, םיקוחה רפסקוחה רפס 777

פס 3088, םיקוחה רפסקוחה רפס ר ה רפס 77 םיקוח 8

םיקוחה רפס רפס 3088, םיקוחה רפסקוחה רפס 779

פס 3088, םיקוחה רפסקוחה רפס ר ה רפס םיקוח 7 8 0

םיקוחה רפס רפס 3088, םיקוחה רפסקוחה רפס 781

פס 3088, םיקוחה רפסקוחה רפס ר ה רפס םיקוח 7 8 2

םיקוחה רפס רפס 3088, םיקוחה רפסקוחה רפס 783

פס 3088, םיקוחה רפסקוחה רפס ר ה רפס םיקוח 7 8 4

םיקוחה רפס רפס 3088, םיקוחה רפסקוחה רפס 785

פס 3088, םיקוחה רפסקוחה רפס ר ה רפס םיקוח 7 8 6

םיקוחה רפס רפס 3088, םיקוחה רפסקוחה רפס 787

פס 3088, םיקוחה רפסקוחה רפס ר ה רפס םיקוח 788

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םיקוחה רפס רפס 3088, םיקוחה רפסקוחה רפס 797

פס 3088, םיקוחה רפסקוחה רפס ר ה רפס 79 םיקוח 8

םיקוחה רפס רפס 3088, םיקוחה רפסקוחה רפס 799

פס 3088, םיקוחה רפסקוחה רפס ר ה רפס םיקוח 800

םיקוחה רפס רפס 3088, םיקוחה רפסקוחה רפס 801

פס 3088, םיקוחה רפסקוחה רפס ר ה רפס םיקוח 802

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פס 3088, םיקוחה רפסקוחה רפס ר ה רפס םיקוח 804

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פס 3088, םיקוחה רפסקוחה רפס ר ה רפס םיקוח 8 0 8

םיקוחה רפס רפס 3088, םיקוחה רפסקוחה רפס 809

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פס 3088, םיקוחה רפסקוחה רפס ר ה רפס םיקוח 812

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פס 3088, םיקוחה רפסקוחה רפס ר ה רפס םיקוח 814

םיקוחה רפס רפס 3088, םיקוחה רפסקוחה רפס 815 בנימין נתניהו ראש הממשלה בצלאל סמוטריץ' שר האוצר יצחק הרצוג נשיא המדינה אמיר אוחנה יושב ראש הכנסת בנימין נתניהו ראש הממשלה בצלאל סמוטריץ' שר האוצר יצחק הרצוג נשיא המדינה אמיר אוחנה יושב ראש הכנסת

המחיר 35.64 שקלים חדשים 0334-3030 ISSN סודר במח' רשומות, משרד המשפטים, והודפס במדפיס הממשלתי